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                                                                   EXHIBIT 10.52

                             POST CLOSING AGREEMENT

      This POST-CLOSING AGREEMENT (this "Agreement") is dated as of January __, 2005, and is executed and delivered by Warp Technology Holdings, Inc., a Nevada corporation ("Company"), Warp Solutions, Inc., a Delaware corporation ("Solutions") and Gupta Technologies, LLC, a Delaware ("Gupta") (Gupta and Solutions are collectively referred to as the "Subsidiaries"; and the Subsidiaries, together with the Company, as the "Credit Parties") in favor of
(i) the noteholders ("Senior Noteholders") pursuant to that certain Note and Warrant Purchase Agreement of this date with the Company and the noteholders ("Subordinate Hoteholders") pursuant to that certain Subordinated Note and Warrant Purchase Agreement of this date with the Company (collectively, and as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreements") and (ii) Crestview Capital Master, LLC, a Delaware limited liability company ("Collateral Agent"), as collateral agent for the Senior Noteholders and the Subordinate Noteholders (collectively, the Noteholders"). This Agreement shall constitute a "Transaction Document" (as defined in each of the Purchase Agreements).

      In consideration of Noteholders entering into the Purchase Agreements and in accordance with the terms and conditions of the Transaction Documents and the Noteholders' closing requirements, each Credit Party hereby agrees to deliver to Collateral Agent (for the benefit of the Noteholders and Collateral Agent) the following documents, in form and substance satisfactory to Collateral Agent, and/or to take the following actions in a manner acceptable to Collateral Agent:

      1. Within five days following the date of this Agreement, the Credit Parties shall deliver to Collateral Agent: original stock or membership certificates representing all of the issued and outstanding equity interests of Solutions, together with corresponding stock powers executed in blank by the Company.

      2. Within five days following the date of this Agreement, the Credit Parties shall deliver to Collateral Agent: (a) a true copy of the certificate of formation and operating agreement (and all amendments thereto) of Gupta and (b) if membership certificates have been issued or are contemplated under Gupta's charter documents, membership certificates representing all of the issued and outstanding equity interests of Gupta, together with corresponding stock powers executed in blank by the Company.

      3. Within 10 days after the date of this Agreement, each of the Credit Parties shall deliver to Collateral Agent certificates representing 66% of the issued and outstanding equity interests of 6043577 Canada, Inc., Spider software, Inc. Canada and Warp Solutions, Ltd., together with corresponding stock powers executed in blank by the Company.

      4. Within 15 days following the date of this Agreement, each of the Credit Parties shall deliver to Collateral Agent with respect to the foreign equity interests described in paragraph 3 above: (i) an opinion from foreign counsel acceptable to Collateral Agent that Collateral Agent has a valid duly perfected lien in such equity interest for the benefit of the Noteholders and Collateral Agent enforceable under the laws of the issuer's jurisdiction of

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formation and that all action has been taken for the Collateral Agent to have the rights and remedies that a secured party customarily obtains under that jurisdiction when receiving a pledge of equity of that type, and (ii) evidence that all action has been taken for such counsel's opinion to be effective.

      5. Within five days following the date of this Agreement, each of the Credit Parties shall deliver to Collateral Agent: (i) duly completed schedules to the Senior Security Agreements and Subordinated Security Agreement executed by the Company and to the Senior Subsidiary Security Agreement and the Subordinated Subsidiary Security Agreement executed by the Subsidiaries and (ii) Intellectual Property Security Agreements duly executed by each of the Subsidiaries, with all schedules thereto fully completed.

      6. Within 20 days following a request by Collateral Agent in its absolute discretion, each of the Credit Parties shall deliver to Collateral Agent: all additional documents, agreements and instruments, and take such additional actions, that may be required or desirable for the Collateral Agent to obtain, for the benefit of the Noteholders and Collateral Agent, valid, duly perfected security interests in any Credit Parties' patents, trademarks, copyrights and other intellectual property, whether domestic or foreign and, as to such foreign property, an opinion from foreign counsel satisfactory to Collateral Agent that Collateral Agent has obtained such valid duly perfected security interests, enforceable against the Credit Parties and other creditors under applicable laws in which such property exists or is registered and (ii) evidence that all action has been taken for such counsel's opinion to be effective.

      7. Within ten days following the date of this Agreement, the Credit Parties shall deliver to the Collateral Agent: appropriate insurance certificates, as required under the applicable Transaction Documents, including without limitation, a certificate designating the Noteholders and Crestview Capital Master, LLC, in its capacity as Collateral Agent for the Noteholders, as
(i) additional insureds with respect to the Credit Parties' general liability insurance policies, and (ii) loss payees, with respect to the Credit Parties' casualty and loss insurance policies.

      8. Within five days following the date of this Agreement, the Credit Parties shall deliver to the Collateral Agent certified resolutions of the board of directors or managers (as applicable) for each of the Subsidiaries approving the transactions and Transaction Documents to which the Subsidiaries are a party and a legal opinion with respect to each of the Subsidiaries as to the Transaction Documents, in the same form and substance that is being provided with respect to the Company.

      If Credit Parties shall default in the timely performance of any of their obligations under this Agreement, then the Credit Parties shall pay to Collateral Agent, upon demand, certain fees (each, a "Fee") as compensation for the cost, expense and other effects of Credit Parties' default under this Agreement as follows:

            (i) on the 10th business day after any default has occurred, a Fee equal to One Percent of the aggregate outstanding principal balance of the notes (collectively, the "Notes") that are outstanding under the Purchase Agreements; and

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            (ii) thereafter, so long as any default shall continue, on each tenth business day thereafter, a separate Fee equal to One-Half of One Percent of the outstanding principal balance of the Notes.

In addition, if any Credit Paries default in the timely performance of any of their obligations under this Agreement for more than 10 business days, Collateral Agent shall have the right, in its absolute discretion, to declare that an "Event of Default" has occurred under the Purchase Agreements, Notes and other Transaction Documents and exercise all available rights and remedies thereunder, or available at law or in equity, in addition to, and not in limitation of, the rights and remedies under this Agreement. All rights and remedies of the Collateral Agent and the Noteholders are cumulative. (For purposes of this provision, the term "business day" means any day on which banks in New York city are authorized to be open.)

      Credit Parties shall reimburse Collateral Agent and the Noteholders, upon demand, for all fees and expenses, including without limitation attorneys fees and disbursements, incurred in connection with any default by any Credit Parties under this Agreement.

      Each of the Credit Parties is jointly and severally liable for all obligations under this Agreement.

      TIME IS OF THE ESSENCE IN PERFORMING THE OBLIGATIONS UNDER THIS AGREEMENT.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

      This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY

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LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN
CONSULTED SPECIFICALLY AS TO THIS WAIVER.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

                            [signature pages follow]

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Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                              WARP TECHNOLOGY HOLDINGS, INC.,
                                              a Nevada corporation

                                              By: ______________________________
                                              Name: ____________________________
                                              Title: ___________________________

                                              WARP SOLUTIONS, INC., a Delaware
                                              corporation

                                              By: ______________________________
                                              Name: ____________________________
                                              Title: ___________________________

                                              GUPTA TECHNOLOGIES, LLC, a
                                              Delaware limited liability company

                                              By: ______________________________
                                              Name: ____________________________
                                              Title: ___________________________

Agreed and Acknowledged by:

"Collateral Agent"

CRESTVIEW CAPITAL MASTER LLC

By: _____________________________
Name:

       Duly Authorized Signatory

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